American Funds Global Balanced Fund
April 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$38,207
Class B	$3
Class C	$2,767
Class T	$-
Class F-1	$1,388
Class F-2	$7,751
Class F-3	$6
Total	$50,122
Class 529-A	$1,721
Class 529-B*	$-
Class 529-C	$338
Class 529-E	$89
Class 529-T	$-
Class 529-F-1	$161
Class R-1	$30
Class R-2	$210
Class R-2E	$2
Class R-3	$364
Class R-4	$246
Class R-5	$129
Class R-5E*	$-
Class R-6	$44,698
Total	$47,988
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2530
Class B	$0.0773
Class C	$0.1360
Class T	$-
Class F-1	$0.2436
Class F-2	$0.2875
Class F-3	$0.1127
Class 529-A	$0.2457
Class 529-B	$0.0750
Class 529-C	$0.1294
Class 529-E	$0.2137
Class 529-T	$-
Class 529-F-1	$0.2787
Class R-1	$0.1358
Class R-2	$0.1409
Class R-2E	$0.2029
Class R-3	$0.2095
Class R-4	$0.2533
Class R-5E	$0.2757
Class R-5	$0.2976
Class R-6	$0.3032
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	150,429
Class B*	-
Class C	19,797
Class T*	-
Class F-1	5,610
Class F-2	28,796
Class F-3	1,922
Total	206,554
Class 529-A	7,124
Class 529-B*	-
Class 529-C	2,606
Class 529-E	423
Class 529-T*	-
Class 529-F-1	603
Class R-1	206
Class R-2	1,443
Class R-2E	20
Class R-3	1,714
Class R-4	1,088
Class R-5	522
Class R-5E*	-
Class R-6	163,940
Total	179,689
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$31.00
Class B	$31.11
Class C	$30.92
Class T	$31.00
Class F-1	$31.01
Class F-2	$31.02
Class F-3	$31.00
Class 529-A	$30.99
Class 529-B	$31.10
Class 529-C	$30.87
Class 529-E	$30.96
Class 529-T	$31.00
Class 529-F-1	$31.00
Class R-1	$30.94
Class R-2	$30.89
Class R-2E	$30.96
Class R-3	$30.95
Class R-4	$31.00
Class R-5E	$31.00
Class R-5	$31.05
Class R-6	$31.03
* Amount less than one thousand